As filed with the Securities and Exchange Commission on May 13, 2021
Registration No. 333-230365
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Alpine Immune Sciences, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	2834	20-8969493
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
	188 East Blaine Street, Suite 200 Seattle, Washington 98102 (206) 788-4545
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Mitchell H. Gold, M.D. Executive Chairman and Chief Executive Officer Alpine Immune Sciences, Inc. 188 East Blaine Street, Suite 200 Seattle, Washington 98102 (206) 788-4545
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Paul Rickey Senior Vice President and Chief Financial Officer Alpine Immune Sciences, Inc. 188 East Blaine Street, Suite 200 Seattle, Washington 98102 (206) 788-4545		Patrick J. Schultheis Michael Nordtvedt Bryan D. King Wilson Sonsini Goodrich & Rosati, P.C. 701 Fifth Avenue, Suite 5100 Seattle, Washington 98104 (206) 883-2500
    Approximate date of commencement of proposed sale to the public: Not applicable
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE
DEREGISTRATION OF UNSOLD SECURITIES
Alpine Immune Sciences, Inc. (the “Company”) previously filed a Registration Statement on Form S-1 (File No. 333-230365) (the “Registration Statement”) with the Securities and Exchange Commission on March 18, 2019, which was declared effective on April 4, 2019, pertaining to the registration for resale of 6,542,310 shares of the Company’s common stock, $0.001 par value per share (the “Common Shares”), including 1,835,610 Common Shares issuable upon exercise of certain warrants.

The Company is seeking to deregister all Common Shares that remain unsold under the Registration Statement as of the date hereof because its obligation to maintain the effectiveness of the Registration Statement pursuant to the terms of its agreement with the selling stockholders named in the Registration Statement has terminated. Accordingly, pursuant to the undertaking of the Company in the Registration Statement as required by Item 512(a)(3) of Regulation S-K, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all remaining unsold Common Shares pursuant to the Registration Statement which would have otherwise remained available for sale under the Registration Statement as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on May 13, 2021.

ALPINE IMMUNE SCIENCES, INC.

/s/ Mitchell H. Gold, M.D.
Mitchell H. Gold
Executive Chairman and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mitchell H. Gold, M.D.	Chief Executive Officer and Executive Chairman of the Board of Directors (Principal Executive Officer)	May 13, 2021
Mitchell H. Gold, M.D.

/s/ Paul Rickey	Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	May 13, 2021
Paul Rickey

/s/ Peter Thompson, M.D.	Director	May 13, 2021
Peter Thompson, M.D.

/s/ James N. Topper, M.D., Ph.D.	Director	May 13, 2021
James N. Topper, M.D., Ph.D.

/s/ Jay Venkatesan, M.D.	Director	May 13, 2021
Jay Venkatesan, M.D.

/s/ Robert Conway	Director	May 13, 2021
Robert Conway

/s/ Natasha Hernday	Director	May 13, 2021
Natasha Hernday

/s/ Christopher Peetz	Director	May 13, 2021
Christopher Peetz

/s/ Xiangmin Cui, Ph.D.	Director	May 13, 2021
Xiangmin Cui, Ph.D.